                                                                   EXHIBIT 99
                         INDEX TO FINANCIAL INFORMATION

                                                                                                               Page
                                                                                                               ----
(a)   Historical Financial Information

REPUBLIC INDUSTRIES, INC. AND SUBSIDIARIES*
 Report of Independent Certified Public Accountants........................................................    F-2
 Supplemental Consolidated Balance Sheets as of December 31, 1996 and 1995.................................    F-3
 Supplemental Consolidated Statements of Operations for the Years Ended
   December 31, 1996, 1995 and 1994.......................................................................     F-4
 Supplemental Consolidated Statements of Shareholders' Equity for the Years
   Ended December 31, 1996, 1995 and 1994..................................................................    F-5
 Supplemental Consolidated Statements of Cash Flows for the Years Ended
   December 31, 1996, 1995 and 1994........................................................................    F-6
 Notes to Supplemental Consolidated Financial Statements...................................................    F-7

KENDALL AUTOMOTIVE GROUP*
 Report of Independent Certified Public Accountants........................................................   F-28
 Combined Balance Sheet as of October 31, 1996.............................................................   F-29
 Combined Statement of Income and Retained Earnings for the Ten-Month Period Ended October 31, 1996........   F-31
 Combined Statement of Cash Flows for the Ten-Month Period Ended October 31, 1996..........................   F-32
 Notes to Combined Financial Statements....................................................................   F-33

MAROONE AUTOMOTIVE GROUP*
 Report of Independent Auditors............................................................................   F-39
 Combined Statements of Income for the Years Ended December 31, 1996 and 1995..............................   F-40
 Combined Balance Sheets as of December 31, 1996 and 1995..................................................   F-41
 Combined Statements of Cash Flows for the Years Ended December 31, 1996 and 1995..........................   F-42
 Combined Statements of Owners' Equity for the Years Ended December 31, 1996 and 1995......................   F-44
 Notes to Combined Financial Statements....................................................................   F-45

THE WALLACE COMPANIES*
 Independent Auditor's Report..............................................................................   F-60
 Combined Balance Sheet as of December 31, 1996............................................................   F-61
 Combined Statement of Income for the Year Ended December 31, 1996.........................................   F-63
 Combined Statement of Retained Earnings for the Year Ended December 31, 1996..............................   F-64
 Combined Statement of Cash Flows for the Year Ended December 31, 1996.....................................   F-65
 Notes to Combined Financial Statements....................................................................   F-67

TAORMINA INDUSTRIES, INC.*
 Independent Auditor's Report..............................................................................   F-78
 Balance Sheets as of December 31, 1996 and 1995...........................................................   F-79
 Statements of Income for the Years Ended December 31, 1996 and 1995.......................................   F-80
 Statements of Retained Earnings for the Years Ended December 31, 1996 and 1995............................   F-81
 Statements of Cash Flows for the Years Ended December 31, 1996 and 1995...................................   F-82
 Notes to Financial Statements.............................................................................   F-84

AAA DISPOSAL
 Report of Independent Certified Public Accountants........................................................   F-93
 Combined Balance Sheet as of December 31, 1996............................................................   F-94
 Combined Statement of Income for the Year Ended December 31, 1996.........................................   F-95
 Combined Statement of Stockholders' Equity for the Year Ended December 31, 1996...........................   F-96
 Combined Statement of Cash Flows for the Year Ended December 31, 1996.....................................   F-97
 Notes to Combined Financial Statements....................................................................   F-98

YORK WASTE DISPOSAL, INC.
 Report of Independent Certified Public Accountants........................................................  F-103
 Balance Sheets as of December 31, 1996 and 1995...........................................................  F-104
 Statements of Stockholders' Equity for the Years Ended December 31, 1996 and 1995.........................  F-106
 Statements of Earnings for the Years Ended December 31, 1996 and 1995.....................................  F-107
 Statements of Cash Flows for the Years Ended December 31, 1996 and 1995...................................  F-108
 Notes to Financial Statements.............................................................................  F-111


(b)   Pro Forma Financial Information

REPUBLIC INDUSTRIES, INC., AUTONATION INCORPORATED, ED MULLINAX, INC., GRUBB AUTOMOTIVE, KENDALL AUTOMOTIVE
GROUP, AAA DISPOSAL COMPANIES AND YORK WASTE DISPOSAL INC.
 Unaudited Condensed Consolidated Pro Forma Financial Statements...........................................  F-128
 Unaudited Condensed Consolidated Pro Forma Statement of Operations for the
   Three Months Ended March 31, 1997.......................................................................  F-129
 Unaudited Condensed Consolidated Pro Forma Statement of Operations for the
   Year Ended December 31, 1996............................................................................  F-130
 Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements..................................  F-131


-------------------

* Previously filed

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Stockholders of
 AAA Disposal Service, Inc., AAA Commercial, Inc.,
 AAA Recycling, Inc., AAA Maintenance, Inc., and AAA Land and Building Company, Inc.:

We have audited the accompanying combined balance sheet of AAA Disposal Service, Inc., AAA Commercial, Inc., AAA Recycling, Inc., AAA Maintenance, Inc. and AAA Land and Building Company, Inc. (collectively, "AAA Disposal") as of December 31, 1996, and the related combined statements of income, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AAA Disposal as of December 31, 1996, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP


Fort Lauderdale, Florida,
  March 21, 1997.

                                  AAA DISPOSAL

                             COMBINED BALANCE SHEET

                               DECEMBER 31, 1996


                                           ASSETS
                                           ------




CURRENT ASSETS:
 Cash and cash equivalents                                          $ 1,649,806
 Investments                                                            783,680
 Accounts receivable, net of allowance for doubtful accounts
  of $156,914 at December 31, 1996                                    3,305,565
 Current portion of note receivable from stockholder                  1,283,333
 Inventory                                                              426,758
 Prepaid expenses                                                       117,481
 Other current assets                                                    63,325
                                                                    -----------
   Total current assets                                               7,629,948

PROPERTY and EQUIPMENT, net                                          12,541,986
NOTE RECEIVABLE FROM STOCKHOLDER, net of current portion              5,718,667
INTANGIBLE ASSETS, net                                                3,031,383
OTHER ASSETS                                                            281,741
                                                                    -----------

   Total assets                                                     $29,203,725
                                                                    ===========
                            LIABILITIES AND STOCKHOLDERS' EQUITY
                            ------------------------------------
CURRENT LIABILITIES:
 Accounts payable                                                   $ 1,646,239
 Accrued liabilities                                                    502,633
 Current portion of long-term debt                                    2,358,989
 Current portion of mortgage payable to stockholder                      28,014
 Deferred revenue                                                     3,981,339
                                                                    -----------
   Total current liabilities                                          8,517,214
LONG-TERM DEBT, net of current portion                                8,093,428
MORTGAGE PAYABLE TO STOCKHOLDER, net of current portion               2,648,645
                                                                    -----------
   Total liabilities                                                 19,259,287
                                                                    -----------
STOCKHOLDERS' EQUITY:
 Common stock                                                            30,110
 Additional paid-in capital                                           1,817,451
 Retained earnings                                                    8,096,877
                                                                    -----------
   Total stockholders' equity                                         9,944,438
                                                                    -----------
   Total liabilities and stockholders' equity                       $29,203,725
                                                                    ===========

            The accompanying notes to combined financial statements
                  are an integral part of this balance sheet.

                                  AAA DISPOSAL

                          COMBINED STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1996






REVENUES                                                 $32,418,572

COST OF OPERATIONS                                        23,670,946
                                                         -----------
   Gross profit                                            8,747,626

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES               5,142,336
                                                         -----------
   Operating income                                        3,605,290

INTEREST EXPENSE                                            (533,310)

OTHER INCOME, net                                            241,584
                                                         -----------

   Net income                                            $ 3,313,564
                                                         ===========



           The accompanying notes to combined financial statements are an integral part of this statement.

                                  AAA DISPOSAL

                  COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                     FOR THE YEAR ENDED DECEMBER 31, 1996






                                     Additional
                            Common     Paid-In     Retained
                             Stock     Capital     Earnings
                            -------  ----------  -----------
BALANCE, December 31, 1995  $30,110  $1,817,451  $ 9,083,313

 Net Income                       -           -    3,313,564

 Stockholder distributions        -           -   (4,300,000)
                            -------  ----------  -----------

BALANCE, December 31, 1996  $30,110  $1,817,451  $ 8,096,877
                            =======  ==========  ===========



           The accompanying notes to combined financial statements are an integral part of this statement.

                                  AAA DISPOSAL


                        COMBINED STATEMENT OF CASH FLOWS


                      FOR THE YEAR ENDED DECEMBER 31, 1996

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                                $  3,313,564
 Adjustments to reconcile net income to net cash provided
  by operating activities:
   Depreciation and amortization                              1,633,748
   Gain on sale of equipment                                    (20,363)
   Accretion of discount on installment payable                  52,986
   Changes in assets and liabilities:
    (Increase) decrease in:
     Investments                                                 (9,406)
     Accounts receivable                                       (294,121)
     Inventory                                                    6,044
     Prepaid expenses                                            42,222
     Other assets                                                64,586
    Increase (decrease) in:
     Accounts payable                                            93,320
     Accrued liabilities                                        190,708
     Deferred revenue                                           322,046
                                                            -----------
    Net cash provided by operating activities                 5,395,334
                                                            -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Note receivable from stockholder                            (6,996,484)
 Capital expenditures                                        (1,491,495)
 Cash used in business acquisitions                            (987,743)
 Proceeds from sale of equipment                                 23,831
                                                            -----------
    Net cash used in investing activities                    (9,451,891)
                                                            -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt                                 8,587,853
 Payments of long-term debt                                  (1,169,076)
 Payments of mortgage payable to stockholder                    (23,341)
 Stockholder distributions                                   (4,300,000)
                                                            -----------
    Net cash provided by financing activities                 3,095,436
                                                            -----------
    Net decrease in cash and cash equivalents                  (961,121)

CASH AND CASH EQUIVALENTS, beginning of period                2,610,927
                                                            -----------
CASH AND CASH EQUIVALENTS, end of period                    $ 1,649,806
                                                            ===========
SUPPLEMENTAL DISCLOSURE OF CASH PAID FOR:
 Interest                                                   $   323,952
                                                            ===========



           The accompanying notes to combined financial statements are an integral part of this statement.

                                  AAA DISPOSAL

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                               DECEMBER 31, 1996



(1)  NATURE OF OPERATIONS:

AAA Disposal includes the accounts of AAA Disposal Service, Inc., AAA Commercial, Inc., AAA Recycling, Inc., AAA Maintenance, Inc., and AAA Land and Building Company, Inc., (together, the "Companies") which are affiliated through common ownership. All significant intercompany accounts and transactions have been eliminated. All of these companies are Virginia S corporations which provide solid waste collection and recycling services to residential and commercial customers in the Northern Virginia region, except for AAA Land and Building Company, Inc. which is a C corporation.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     Use of Estimates-

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Cash and Cash Equivalents-

Cash and cash equivalents include short-term investments purchased with a maturity of three months or less.

     Investments-

Investments consist of treasury notes and certificates of deposit with maturities less than one year. All investments are classified as held to maturity securities and are recorded at cost, which approximates market value.

     Inventory-

Inventory consists of parts, tires and lubricants and is valued at the lower of cost (first-in, first-out method) or market.

     Property and Equipment-

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized, while minor replacements, maintenance and repairs are charged to expense as incurred. The Companies provide for depreciation using the straight-line method over the following estimated useful lives:


                     Buildings and improvements            40 years
                     Vehicles                            5-10 years
                     Furniture, fixtures and equipment   5-10 years
                     Containers and compactors             15 years

     Intangible Assets-

Intangible assets consist of the cost of acquired businesses in excess of the fair value of net tangible assets acquired, the cost of certain franchise service areas obtained as part of businesses acquired, and noncompete agreements obtained from former owners and management of businesses acquired.

Intangible assets are amortized using the straight-line method over their estimated useful lives and are comprised of the following:


                                                December 31,
                                   Useful Lives     1996
                                   ------------ -----------
Noncompete agreements               5-10 years  $ 3,745,197
Customer lists                        15 years    3,690,145
Goodwill                              40 years      257,360
                                                -----------
                                                  7,692,702

 Less:  accumulated amortization                 (4,661,319)
                                                -----------
                                                $ 3,031,383
                                                ===========

Amortization expense related to intangible assets was $383,231 for the year ended December 31, 1996.

The Companies continually evaluate whether events and circumstances have occurred that may warrant revision of the estimated useful life of intangible assets or whether the remaining balance of intangible assets should be evaluated for possible impairment. The Companies use an estimate of the related undiscounted cash flows over the remaining life of the intangible assets in measuring their recoverability.

     Revenue Recognition-

Collection services are billed up to three months in advance. Revenue on such advance billings is deferred until services are performed. Such amounts are included in deferred revenue in the accompanying combined balance sheets.

     Income Taxes-

The Companies have elected S-corporation status for income tax reporting purposes. Therefore, net income and the related differences that arise in the recording of income and expense items for financial reporting and income tax reporting purposes are included in the individual tax returns of the stockholders of the Companies. As a result, no provision, deferred tax asset or liability for federal and state income taxes has been included in the combined financial statements.

Upon closing of the merger transactions described in Note 8, the Companies will no longer be eligible for S-corporation status. At that time, deferred income taxes will be recorded in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

     Fair Value of Financial Instruments-

The carrying amount of cash and cash equivalents, investments, accounts receivable, accounts payable, accrued liabilities and cash surrender value of life insurance included in other assets approximates fair value because of the short maturity of these instruments. The fair value of the Companies' note receivable from stockholder, long-term debt and mortgage payable to stockholder is estimated based on current rates for instruments of similar terms and maturities. Under this method, the Companies' fair value of these instruments was not significantly different than the stated value at December 31, 1996.

(3)  PROPERTY AND EQUIPMENT:

A summary of property and equipment at December 31, 1996 is as follows:


       Land and improvements                              $ 1,243,060
       Buildings and improvements                           2,782,575
       Vehicles                                             7,402,054
       Furniture, fixtures and equipment                    3,645,438
       Containers and compactors                            3,540,576
                                                          -----------
                                                           18,613,703

        Less:  accumulated depreciation and amortization   (6,071,717)
                                                          -----------
                                                          $12,541,986
                                                          ===========

Depreciation and amortization expense related to property and equipment was $1,250,517 for the year ended December 31, 1996.

(4)  INDEBTEDNESS:

Long-term debt consists of the following at December 31, 1996:



           Notes payable to banks, fixed interest rates ranging from
            7% to 9.5%, maturing through 2002, secured by property,
            vehicles and containers                                   $ 9,107,680

           Installment agreement payables, unsecured, non-interest
            bearing, maturing through 2003, net of unamortized
            discount of $160,813 imputed at 7%                          1,344,737
                                                                      -----------
                                                                       10,452,417

             Less:  current portion of long-term debt                  (2,358,989)
                                                                      -----------
                                                                      $ 8,093,428
                                                                      ===========

Mortgage payable to stockholder consists of the following at December 31, 1996:


           Mortgage note payable to stockholder, interest at 10%,
            monthly payments of $24,535 due through December
            2005, at which time remaining principal balance and
            unpaid interest is due.                                $2,676,659

             Less:  current portion of mortgage payable               (28,014)
                                                                   ----------
                                                                   $2,648,645
                                                                   ==========

At December 31, 1996, aggregate maturities of long-term debt and mortgage payable to stockholder were as follows:


                                                              Mortgage
                                                 Long-Term   Payable to
                                                   Debt      Stockholder
                                                -----------  -----------
                  1997                          $ 2,358,989   $   28,014
                  1998                            2,485,357       30,947
                  1999                            1,875,511       34,188
                  2000                            1,821,011       37,768
                  2001                            1,787,647       41,723
                  Thereafter                        123,902    2,504,019
                                                -----------   ----------
                                                $10,452,417   $2,676,659
                                                ===========   ==========

(5)  NOTE RECEIVABLE FROM STOCKHOLDER:

At December 31, 1996, the Companies had a note receivable due from the majority stockholder totaling $7,002,000, bearing interest at 7.75%. Monthly principal and interest payments of $141,099 are due through January 1, 2002, at which time any remaining principal balance and unpaid interest must be paid.

(6)  401(k) SAVINGS PLAN:

Employees of the Companies may participate in a 401(k) Savings Plan (the "Plan"), whereby they may elect to make contributions pursuant to a salary reduction agreement upon meeting certain age and length-of-service requirements. Pursuant to the Plan, the Companies are required to match the employee contributions dollar-for-dollar up to a maximum of three percent of the total compensation paid to all eligible employees. During 1996, the Companies made contributions totaling $325,089. Additional amounts may be contributed at the option of the Companies. No additional contributions were made by the Companies during 1996.

(7)  STOCKHOLDERS' EQUITY:

Common stock of the Companies consists of the following authorized, issued and outstanding shares as of December 31, 1996:


                                           Shares
                               Shares    Issued and    Par
                             Authorized  Outstanding  Value   Amount
                             ----------  -----------  -----   ------
AAA Disposal                   10,000         100     $1.00  $   100
AAA Land & Building             5,000       1,000       .01       10
AAA Maintenance - Voting        2,500         100         -      500
AAA Maintenance - Nonvoting     2,500       1,900         -    9,500
AAA Recycling - Voting          2,500         100         -    1,000
AAA Recycling - Nonvoting       2,500         900         -    9,000
AAA Commercial - Voting         2,500         100         -    1,000
AAA Commercial - Nonvoting      2,500         900         -    9,000
                                                             -------
                                                             $30,110
                                                             =======

(8)  SUBSEQUENT EVENTS:

On February 4, 1997, the Companies entered into a merger agreement with Republic Industries, Inc. ("Republic") whereby Republic would acquire all of the outstanding capital stock of the Companies for 2,916,667 shares of Republic common stock. Such transaction was consummated on February 28, 1997.

On February 28, 1997, the mortgage payable to stockholder and the notes payable to banks outstanding as of December 31, 1996 totaling $2,676,659 and $9,107,680, respectively, were paid in full through borrowings from Republic.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Board of Directors
York Waste Disposal, Inc.
York, Pennsylvania

              We have audited the accompanying balance sheets of York Waste Disposal, Inc. as of December 31, 1996 and 1995, and the related statements of earnings, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

              We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

              In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of York Waste Disposal, Inc. as of December 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



MILLER & CO.


York, Pennsylvania

January 27, 1997

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
BALANCE SHEETS


                                           ASSETS

                                                                                       DECEMBER 31,
                                                                               ---------------------------
                                                                                   1996            1995
                                                                               ----------       ----------
                                                                                     $               $
CURRENT ASSETS

     Cash                                                                           8,643         143,358
     Short-term investments                                                        53,104          31,446
     Accounts receivable                                                        3,746,699       3,655,595
     Notes receivable                                                             507,701               0
     Inventories                                                                   85,607               0
     Prepaid expenses                                                             146,780         107,598
     Deposits                                                                     185,788         148,976
     Cash surrender value of life insurance                                       164,471               0
                                                                               ----------      ----------

         TOTAL CURRENT ASSETS                                                   4,898,793       4,086,973
                                                                               ----------      ----------

INVESTMENTS                                                                        31,000          83,537
                                                                               ----------      ----------

EQUIPMENT AND IMPROVEMENTS

     Machinery and equipment                                                   12,473,222      10,355,396
     Automobiles and trucks                                                    16,046,426      14,519,314
     Office equipment                                                             364,065         344,065
     Leasehold improvements                                                       110,887         110,887
                                                                               ----------      ----------

                                                                               28,994,600      25,329,662

     Less:  Accumulated depreciation and amortization                          14,038,175      10,523,776
                                                                               ----------      ----------

         TOTAL EQUIPMENT AND IMPROVEMENTS (NET)                                14,956,425      14,805,886
                                                                               ----------      ----------

OTHER ASSETS

     Noncompete agreements (net of accumulated amortization of $1,842,252
         and $1,384,002, respectively)                                            452,748         905,998
     Goodwill (net of accumulated amortization of $72,340 and $36,517,
         respectively)                                                            118,160         138,983
     Cash surrender value of life insurance                                             0          65,901
                                                                               ----------      ----------

         TOTAL OTHER ASSETS                                                       570,908       1,110,882
                                                                               ----------      ----------

         TOTAL ASSETS                                                          20,457,126      20,087,278
                                                                               ==========      ==========

The accompanying notes are an integral part of this statement.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                            LIABILITIES AND STOCKHOLDERS' EQUITY
                                                                                     DECEMBER 31,
                                                                              --------------------------
                                                                                 1996             1995
                                                                              ----------       ---------
                                                                                 $                $
CURRENT LIABILITIES

     Line of credit                                                            1,365,312         857,173
     Current maturities of notes payable                                       1,829,159       2,157,395
     Accounts payable                                                          3,293,188       3,518,529
     Accrued payroll                                                             165,121         129,973
     Payroll taxes withheld and accrued                                           67,754          47,223
     Accrued expenses                                                            338,949         566,004
     Deferred revenue                                                          2,613,412       2,481,471
                                                                              ----------      ----------



         TOTAL CURRENT LIABILITIES                                             9,672,895       9,757,768



LONG-TERM DEBT

     Notes payable                                                             6,692,237       5,592,808
                                                                              ----------      ----------


         TOTAL LIABILITIES                                                    16,365,132      15,350,576
                                                                              ----------      ----------


COMMITMENTS

CONTINGENT LIABILITIES


STOCKHOLDERS' EQUITY

     Common stock (no par value; 100,000 shares authorized; 5,750 shares
         issued and outstanding)                                                  11,500          11,500
     Paid-in capital                                                              13,700          13,700
     Retained earnings                                                         4,029,690       4,696,056
     Unrealized holding gains                                                     37,104          15,446
                                                                              ----------      ----------

         TOTAL STOCKHOLDERS' EQUITY                                            4,091,994       4,736,702
                                                                              ----------      ----------


         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                           20,457,126      20,087,278
                                                                              ==========      ==========


--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                                             UNREALIZED
                                                                                               HOLDING          TOTAL
                                              COMMON           PAID-IN        RETAINED         GAINS         STOCKHOLDERS'
                                              STOCK            CAPITAL        EARNINGS        (LOSSES)          EQUITY
                                           -----------      ----------       ----------      -----------    -------------
                                                 $                $              $             $                 $
BALANCES - DECEMBER 31, 1994                   11,500           13,700        3,034,591            (500)       3,059,291

     Net earnings                                                             5,042,965                        5,042,965

     Stockholders' distributions                                             (3,381,500)                      (3,381,500)

     Unrealized holding gains                                                                    15,946           15,946
                                           ----------       ----------       ----------      ----------       ----------

BALANCES - DECEMBER 31, 1995                   11,500           13,700        4,696,056          15,446        4,736,702

     Net earnings                                                             2,529,246                        2,529,246

     Stockholders' distributions                                             (3,195,612)                      (3,195,612)

     Unrealized holding gains                                                                    21,658           21,658
                                           ----------       ----------       ----------      ----------       ----------

BALANCES - DECEMBER 31, 1996                   11,500           13,700        4,029,690          37,104        4,091,994
                                           ==========       ==========       ==========      ==========       ==========



The accompanying notes are an integral part of this statement.
--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
STATEMENTS OF EARNINGS





                                                                          YEARS ENDED DECEMBER 31,
                                                            ----------------------------------------------------
                                                                      1996                       1995
                                                            -------------------------      ---------------------
                                                                $                %           %            $
SALES                                                       39,290,486         100.00      100.00     38,195,498

COST OF SALES                                               27,173,237          69.16       64.22     24,531,757
                                                           -----------      ---------   ---------    -----------

         GROSS PROFIT                                       12,117,249          30.84       35.78     13,663,741

ADMINISTRATIVE EXPENSES                                      4,614,507          11.74       10.52      4,019,224
                                                           -----------      ---------   ---------    -----------

         EARNINGS FROM OPERATIONS BEFORE
              DEPRECIATION AND AMORTIZATION OF
              NONCOMPETE AGREEMENTS AND GOODWILL             7,502,742          19.10       25.26      9,644,517

DEPRECIATION                                                 4,130,245          10.51        8.79      3,359,217

AMORTIZATION OF NONCOMPETE AGREEMENTS AND
     GOODWILL                                                  494,074           1.26        1.27        484,612
                                                           -----------      ---------   ---------    -----------

         EARNINGS FROM OPERATIONS                            2,878,423           7.33       15.20      5,800,688

INTEREST EXPENSE                                               683,518           1.74        1.59        605,919

OTHER INCOME (EXPENSES)                                        334,341           0.85       (0.41)      (151,804)
                                                           -----------      ---------   ---------    -----------

         NET EARNINGS                                        2,529,246           6.44       13.20      5,042,965
                                                           ===========      =========   =========    ===========



The accompanying notes are an integral part of this statement.
--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS


                                                                          YEARS ENDED DECEMBER 31,
                                                                       -----------------------------
                                                                          1996               1995
                                                                       ----------         ----------
                                                                            $                  $
CASH FLOWS FROM OPERATING ACTIVITIES

     Cash received from customers                                       39,600,172        38,535,333
     Cash paid to suppliers and employees                              (32,298,965)      (27,444,082)
     Interest and dividends received                                         4,676            17,374
     Interest paid                                                        (683,518)         (605,919)
                                                                       -----------       -----------

              NET CASH PROVIDED BY OPERATING
                  ACTIVITIES                                             6,622,365        10,502,706
                                                                       -----------       -----------

CASH FLOWS FROM INVESTING ACTIVITIES

     Capital expenditures                                               (4,436,830)       (7,309,565)
     Proceeds from disposal of equipment and improvements                  296,651           237,350
     Purchase of investments                                               (31,000)                0
     Cash paid in exchange for notes receivable                           (507,701)                0
     Purchase of noncompete agreement                                       (5,000)          (20,000)
     Purchase of goodwill                                                  (15,000)         (155,000)
                                                                       -----------       -----------

              NET CASH USED IN INVESTING
                  ACTIVITIES                                            (4,698,880)       (7,247,215)
                                                                       -----------       -----------

CASH FLOWS FROM FINANCING ACTIVITIES

     Net increase in line of credit                                        508,139           857,173
     Proceeds from notes payable                                         2,895,253         2,145,165
     Principal repayments of notes payable                              (2,265,980)       (2,764,751)
     Principal repayments of obligations under capital lease                     0           (74,199)
     Stockholders' distributions                                        (3,195,612)       (3,381,500)
                                                                       -----------       -----------

              NET CASH USED IN FINANCING
                  ACTIVITIES                                            (2,058,200)       (3,218,112)
                                                                       -----------       -----------

              NET INCREASE (DECREASE) IN CASH                             (134,715)           37,379

CASH - BEGINNING                                                           143,358           105,979
                                                                       -----------       -----------

CASH - ENDING                                                                8,643           143,358
                                                                       ===========       ===========

                                  - Continued -


The accompanying notes are an integral part of this statement.
--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS - CONTINUED


                                                                       YEARS ENDED DECEMBER 31,
                                                                    -----------------------------
                                                                       1996               1995
                                                                    ----------        -----------
                                                                         $                  $
RECONCILIATION OF NET EARNINGS TO NET CASH
     PROVIDED BY OPERATING ACTIVITIES

Net earnings                                                         2,529,246         5,042,965
Adjustments to reconcile net earnings to net cash
   provided by operating activities:
      Depreciation and amortization                                  4,130,245         3,359,217
      Amortization of noncompete agreements and goodwill               494,073           484,612
      Provision for doubtful accounts                                   59,501           103,978
      Loss on disposal of equipment and improvements                     1,315           129,301
      Realized loss on investments                                      83,537                 0
      Unrealized loss on investments                                         0             8,038
      Change in cash surrender value of life insurance                 (98,570)          (12,857)
      (Increase) decrease in assets:
         Accounts receivable                                          (150,605)            3,826
         Inventories                                                   (85,607)                0
         Prepaid expenses                                              (39,182)           63,010
         Deposits                                                      (36,812)         (140,371)
      Increase (decrease) in liabilities:
         Accounts payable                                             (225,341)          992,892
         Accrued payroll                                                35,148             2,231
         Payroll taxes withheld and accrued                             20,531           (20,699)
         Accrued expenses                                             (227,055)          355,126
         Deferred revenue                                              131,941           131,437
                                                                   -----------       -----------

         NET CASH PROVIDED BY OPERATING
             ACTIVITIES                                              6,622,365        10,502,706
                                                                   ===========       ===========



                                  - Continued -


The accompanying notes are an integral part of this statement.
--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
STATEMENTS OF CASH FLOWS - CONTINUED



SUPPLEMENTARY SCHEDULE OF NONCASH INVESTING
     AND FINANCING ACTIVITIES

     IN 1996:

         The Company acquired equipment for $241,920 in exchange for a note payable of $141,920 and $100,000 of cash.

         The Company recorded unrealized holding gains on available-for-sale securities of $21,658 as a direct increase to stockholders' equity.

     IN 1995:

         The Company acquired equipment for $600,000 in exchange for a note payable of $420,000 and $180,000 of cash.

         The Company recorded unrealized holding gains on available-for-sale securities of $15,946 as a direct increase to stockholders' equity.




The accompanying notes are an integral part of this statement.
--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS



NOTE 1 - NATURE OF OPERATIONS

                  The Company provides waste disposal and recycling services for its customers. The Company operates in South Central Pennsylvania and Northern Maryland.



NOTE 2 - ESTIMATES AND SUMMARY OF ACCOUNTING POLICIES

                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities, if any, at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                  A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

         (A)      SHORT-TERM INVESTMENTS

                  Short-term investments in equity securities having a readily determinable fair value are classified as available-for-sale securities and stated at fair value. Unrealized gains and losses are excluded from operating results and are reported as a separate component of equity.

         (B)      INVENTORIES

                  Inventories are determined by physical count and are stated at the lower of cost or market, cost being determined on the first-in, first-out method. Inventories include materials and direct labor.





                                  - Continued -

--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS



NOTE 2 - ESTIMATES AND SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

         (C)      INVESTMENTS

                  Investments are accounted for by the equity method. The investment are increased by the Company's prorata share of earnings or losses and reduced when dividends are received.

         (D)      EQUIPMENT AND IMPROVEMENTS

                  Equipment and improvements are stated at cost and are depreciated or amortized using the straight-line method over the estimated average useful lives of the assets as follows: machinery and equipment, three to ten years; automobiles and trucks, five to seven years; office equipment, five to seven years; and leasehold improvements, thirty-one and one half years. Accelerated methods of depreciation and amortization are used for income tax purposes.

         (E)      NONCOMPETE AGREEMENTS

                  Noncompete agreements are amortized over the five year lives of the agreements.

         (F)      GOODWILL

                  Goodwill is stated at cost and is amortized over five years.

         (G)      DEFERRED REVENUE

                  Deferred revenue represents advance billings for residential waste collections to be performed during the first and second quarters of the following year, and commercial waste collections to be performed during the following month.


--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS


NOTE 3 - SHORT-TERM INVESTMENTS

                  The cost, gross unrealized gains and losses, and fair value for available-for-sale securities consist of the following as of:

                                                                            DECEMBER 31, 1996
                                                                    --------------------------------
                                                                                 GROSS
                                                                               UNREALIZED
                                                                                 GAINS         FAIR
                                                                    COST        (LOSSES)       VALUE
                                                                    ----        --------       -----
                                                                      $            $             $

                   Equity securities                                44,719        8,385        53,104
                                                                   =======      =======       =======


                                                                            DECEMBER 31, 1995
                                                                    --------------------------------

                   Equity securities                                44,719      (13,273)       31,446
                                                                   =======      =======       =======

                  Prior to December 31, 1995, an unrealized loss of $28,719 was charged to operations.



NOTE 4 - ACCOUNTS RECEIVABLE

                  Accounts receivable consist of the following as of December 31:

                                                                  1996          1995
                                                               ---------      ---------
                                                                   $              $
                   Accounts receivable - trade                 3,856,252      3,758,968

                   Less:  Allowance for doubtful accounts        109,553        103,373
                                                               ---------      ---------

                                                               3,746,699      3,655,595
                                                               =========      =========


--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS


NOTE 5 - NOTES RECEIVABLE

                  Notes receivable consist of the following as of December 31:

                                                                                         1996               1995
                                                                                     -----------          ---------
                                                                                          $                   $
                   Kinsley & Wagner Partnership - term loans for the purchase of certain assets; requiring monthly interest and principal
                        of $8,713; fixed interest rate of 7%; intended to be
                        repaid within one year                                           440,000                 0

                   Kinsley & Wagner Partnership - term loans for the purchase of certain assets; requiring monthly interest and principal
                        of $1,341; fixed interest rate of 7%; intended to be
                        repaid within one year                                            67,701                 0
                                                                                     -----------          ---------

                                                                                         507,701                 0
                                                                                     ===========          =========


NOTE 6 - INVESTMENTS

                  The Company invested in a corporate mutual insurance company located in Bermuda as part of its general insurance coverage plan. The Company accounts for this investment on a one year lag basis. The investment income (loss) reported by the Company for the years ended December 31, 1996 and 1995 amounted to $-0- and ($8,038), respectively. There were no dividends received for either year. The Company's total ownership percentage was 2.6% as of December 31, 1996 and 1995. During the year ended December, 1996, the mutual insurance company ceased operations due to the fact that operating results were below Bermudian statutory requirements. The stock was then deemed worthless and the carrying value of $83,537 was written-off.







                                  - Continued -

--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS


NOTE 6 - INVESTMENTS (CONTINUED)

                  This investment consists of the following as of December 31:

                                                                                         1996              1995
                                                                                     -----------       -----------
                                                                                          $                 $

                   Original acquisition cost                                              62,570            62,570
                   Cost of additional shares acquired                                     38,869            38,869
                   Accumulated loss recognized                                            (5,260)           (5,260)
                                                                                     -----------       -----------

                                                                                          96,179            96,179

                   Less:    Accumulated dividends received                                12,642            12,642
                            Write-off due to worthlessness                                83,537                 0
                                                                                     -----------       -----------

                                                                                               0            83,537
                                                                                     ===========       ===========


                  During the year ended December 31, 1996, the Company invested in another mutual insurance company located in the Cayman Islands. The Company accounts for this investment on a one year lag basis. The investment income reported by the Company for the year ended December 31, 1996 amounted to $-0-. There were no dividends received during the year. The Company's total ownership percentage was 1.25% as of December 31, 1996.

                  The investment consists of the following as of December 31:

                                                                                         1996             1995
                                                                                     -----------       -----------
                                                                                          $                 $
                   Original acquisition cost                                              31,000                0
                                                                                     ===========         ========



--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS


NOTE 7 - NONCOMPETE AGREEMENTS

                  On October 1, 1996, the Company purchased the certain assets of J & P Hauling and Douglas Waste Service, Inc. for the aggregate sum of $172,000. In conjunction with this purchase, the Company entered into five-year noncompete agreements with Douglas Waste Service, Inc., Virginia Gayle Douglas and Charles Harry Douglas, each in the amount of $1,000 and with J & P Hauling, Patricia Ann Griffith, Kerry Lee Barrow and Fred Joseph Isaac, each in the amount of $500.

                  On March 31, 1995, the Company purchased the certain assets of County Waste, Inc., Diffenderfers Disposal Service, Inc. and Veteran's Hauling Service, Inc. for the aggregate sum of $775,000. In conjunction with this purchase, the Company entered into five-year noncompete agreements with Ronald L. Felty, John J. Devaney and Paul M. Fischer, each in the amount of $5,000, and with County Waste, Inc., Diffenderfers Disposal Service, Inc. and Veteran's Hauling Service, Inc. in the amount of $5,000.

                  On July 1, 1993, the Company purchased the certain assets of
         J. L. Howard Sanitation, Inc. for an aggregate sum of $1,600,000. In conjunction with this purchase, the Company entered into five-year noncompete agreements with J. L. Howard Sanitation, Inc. in the amount of $50,000, and with John L. Howard in the amount of $950,000.

                  On November 5, 1992, the Company purchased certain assets of Chambers Development of PA for an aggregate sum of $305,000. In conjunction with this purchase, the Company entered into a five-year noncompete agreement with Chambers Development of PA in the amount of $205,000.










                                  - Continued -


--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS



NOTE 7 - NONCOMPETE AGREEMENTS (CONTINUED)

                  On October 30, 1992, the Company purchased certain assets of Fetrow Refuse, Inc. for an aggregate sum of $900,000. In conjunction with this purchase, the Company entered into five-year noncompete agreements with each principal, Edward P. Roof and James C. Weire, each in the amount of $287,500. The five-year noncompete agreements are stated net of imputed interest of 7.5%. The Company also entered into a five-year noncompete agreement with Fetrow Refuse, Inc. in the amount of $30,000.

                  On December 23, 1991, the Company purchased certain assets of Boxit Disposal Systems, Inc. for an aggregate sum of $949,300. In conjunction with this purchase, the Company entered into a five-year noncompete agreement with its principals, Paul G. and Kay E. Bechtold, in the amount of $440,000. On January 10, 1992, the Company paid the Bechtolds $220,000 and issued a letter of credit in the amount of $132,150 in favor of Paul G. and Kay E. Bechtold as required by the agreement. The noncompete agreements became effective February 1, 1992 and are stated net of imputed interest of 7.5%. The Company also entered into a five-year noncompete agreement with Boxit Disposal Systems, Inc. in the amount of $20,000.












                                  - Continued -

--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS


NOTE 7 - NONCOMPETE AGREEMENTS (CONTINUED)

                  Noncompete agreements consist of the following as of December 31:

                                                                                     1996                1995
                                                                              ---------------      ---------------
                                                                                     $                     $
                   County Waste, Inc., Diffenderfers Disposal
                        Service, Inc. and Veteran's Hauling Service, Inc.               5,000                5,000
                   Ronald L. Felty                                                      5,000                5,000
                   John J. Devaney                                                      5,000                5,000
                   Paul M. Fischer                                                      5,000                5,000
                   J. L. Sanitation, Inc.                                              50,000               50,000
                   John L. Howard                                                     950,000              950,000
                   Chambers Development of PA                                         205,000              205,000
                   Edward P. Roof                                                     287,500              287,500
                   James C. Weire                                                     287,500              287,500
                   Fetrow Refuse, Inc.                                                 30,000               30,000
                   Paul G. and Kay E. Bechtold                                        440,000              440,000
                   Boxit Disposal Systems, Inc.                                        20,000               20,000
                   Douglas Waste Service, Inc.                                          1,000                    0
                   Virginia Gayle Douglas                                               1,000                    0
                   Charles Harry Douglas                                                1,000                    0
                   J & P Hauling                                                          500                    0
                   Patricia Ann Griffith                                                  500                    0
                   Kerry Lee Barrow                                                       500                    0
                   Fred Joseph Isaac                                                      500                    0
                                                                              ---------------      ---------------

                                                                                    2,295,000            2,290,000

                   Less:  Accumulated amortization                                  1,842,252            1,384,002
                                                                              ---------------      ---------------

                                                                                      452,748              905,998
                                                                              ===============      ===============


--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS


NOTE 8 - GOODWILL

                  Goodwill consists of the following as of December 31:

                                                                                                1996             1995
                                                                                            -----------      ----------
           DATE                                ACQUIRED COMPANY                                 $                 $
     -----------------                     -----------------------------

     December 23, 1991                     Boxit Disposal Systems, Inc.                           5,000           5,000
     October 30, 1992                      Fetrow Refuse, Inc.                                    5,000           5,000
     November 5, 1992                      Chambers Development of PA                             5,000           5,000
     July 1, 1993                          J. L. Howard Sanitation, Inc.                          5,000           5,000
     April 13, 1994                        Sonrise Handyman Services                                500             500
     March 31, 1995                        County Waste, Inc., Diffenderfers Disposal
                                                Service, Inc. and Veteran's Hauling
                                                Service, Inc.                                   155,000         155,000
     October 1, 1996                       J & P Hauling                                          5,000               0
     October 1, 1996                       Douglas Waste Service                                 10,000               0
                                                                                            -----------     -----------

                                                                                                190,500         175,500

     Less:  Accumulated amortization                                                             72,340          36,517
                                                                                            -----------     -----------

                                                                                                118,160         138,983
                                                                                            ===========     ===========


--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS


NOTE 9 - CASH SURRENDER VALUE OF LIFE INSURANCE

                  The Company is the owner and beneficiary of two life insurance policies on one of the stockholders. The policies have an aggregate face value of $1,000,000. Annual increases in cash surrender value of the insurance policies are applied to reduce life insurance expense for financial statement purposes.

                  The Company is the owner of three split-dollar policies. The policies have an aggregate face value of $10,500,000. The annual increases in cash surrender value of the insurance policies are applied to reduce life insurance expense for financial statement purposes.

                  In contemplation of these policies being surrendered or purchased by the insured during 1997, the cash surrender value as of December 31, 1996 of $164,471 is classified as a current asset.



NOTE 10 - LINE OF CREDIT

                  The Company has an authorized $3,000,000 working capital line of credit with Dauphin Deposit Bank & Trust Company. The line of credit bears interest at the bimonthly average federal funds rate plus 150 basis points (6.8% as of December 31, 1996) and is collateralized by accounts receivable, inventory and equipment and improvements. The line of credit has an outstanding balances of $1,365,312 and $857,173 as of December 31, 1996 and 1995, respectively.



--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS


NOTE 11 - NOTES PAYABLE

                  Notes payable consist of the following as of December 31:

                                                                                     1996                 1995
                                                                                   ---------           ----------
                                                                                       $                   $
                   Dauphin Deposit Bank - equipment loans under a $8,000,000
                        authorized line of credit with structured terms;
                        requiring monthly principal payments of $125,000, plus
                        interest at the bimonthly average federal funds rate
                        plus 175 basis points (7.15% at December 31, 1996);
                        collateralized by equipment, inventory and
                        accounts receivables                                        7,909,152            6,616,683

                   County Waste, Inc. - installment note for the purchase
                        of certain assets from County Waste, Inc.; dated
                        March 31, 1995, requiring monthly payments of
                        $13,164; interest at 8%; collateralized by
                        personal guarantee of one stockholder                         199,262              335,150

                   Leach Credit Corporation - installment note dated October 29,
                        1996; requiring monthly payments of $2,279, including
                        interest at 10.75%; collateralized by specific equipment       98,634                    0

                   RIDAGEN/RIDA GENERAL - purchase of certain recycling assets;
                        installment note dated August 23, 1993; requiring
                        monthly payments of $1,915; interest at 2%;
                        collateralized by specific equipment and the personal
                        guarantees of all stockholders                                 82,963              104,053

                   Dauphin Deposit Bank - installment note dated October 4,
                        1993; requiring monthly payments of $1,429, plus
                        interest at the bank's base rate (8.25% as
                        of December 31, 1996)                                          65,714               82,857




                                  - Continued -

--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS


NOTE 11 - NOTES PAYABLE (CONTINUED)

                                                                                       1996                 1995
                                                                                   -----------           -----------
                                                                                        $                     $
                   Leach Credit Corporation - installment note dated October 29,
                        1996; requiring monthly payments of $1,006, including
                        interest at 11.5%; collateralized by specific equipment        37,266                    0

                   Edward P. Roof - noncompete agreement; requiring monthly
                        payments of $3,256 with imputed interest at 7.5%;
                        collateralized by the personal guarantees of
                        the stockholders                                               34,528               69,556

                   James C. Weirc - noncompete agreement; requiring monthly
                        payments of $3,256 with imputed interest of 7.5%;
                        collateralized by the personal guarantees of
                        the stockholders                                               34,528               69,556

                   Dauphin Deposit Bank - installment note dated March 4, 1993;
                        requiring monthly payments of $1,933, plus interest at
                        the bank's base rate (8.25% as of December 31, 1996)           29,000               52,200

                   RIDAGEN/RIDA GENERAL - purchase of certain recycling assets;
                        installment note dated February 25, 1993, requiring
                        monthly payments of $1,753; interest at 2%;
                        collateralized by specific equipment and personal
                        guarantees of all the stockholders                             25,945               46,237

                   Paul G. and Kay E. Bechtold - noncompete agreement;
                        requiring monthly payments of $4,405 with imputed
                        interest at 7.5%; collateralized by a $132,150
                        letter of credit and the personal guarantee of
                        one stockholder                                                 4,404               54,846





                                  - Continued -

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS


NOTE 11 - NOTES PAYABLE (CONTINUED)

                                                                                       1996                 1995
                                                                                   -----------           ----------
                                                                                        $                     $
                   The  Associates - installment note dated December 18, 1995;
                        due September 1, 1996; requiring monthly payments of
                        $21,639; interest free; collateralized by specific
                        equipment; repaid during 1996                                       0              194,750

                   Dauphin Deposit Bank - installment note dated November 19,
                        1992; requiring monthly payments of $10,417, including
                        interest at 7%; collateralized by equipment, accounts
                        receivable and inventory; repaid during 1996                        0              124,315
                                                                                    ---------            ---------

                                                                                    8,521,396            7,750,203

                   Less:  Current maturities                                        1,829,159            2,157,395
                                                                                    ---------            ---------

                                                                                    6,692,237            5,592,808
                                                                                    =========            =========


                  Aggregate future maturities of notes payable, assuming no changes in current terms, consist of the following for the five years ending December 31:

                                                AGGREGATE FUTURE
                                                  MATURITIES OF
                                                  NOTES PAYABLE
                                                ----------------
                                                        $

                           1997                     1,829,159
                           1998                     1,630,853
                           1999                     1,571,652
                           2000                     1,565,183
                           2001                     1,515,398

--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS



NOTE 12 - RELATED PARTY ACTIVITY

                  Related party balances and transactions consist of the following as of and for the years ended December 31:

                                                  1996                 1995
                                                 --------            --------
                                                    $                    $

                   Accounts receivable           536,480               39,763
                   Accounts payable              259,405              132,297
                   Revenues                      349,835              258,084
                   Rent expense                  352,977              336,219
                   Rental income                 161,760                    0


NOTE 13 - PROFIT SHARING PLAN

                  In 1991, the Company implemented a 401(k) profit sharing plan in accordance with the Internal Revenue Service guidelines. An employee is considered eligible having completed one year of service, provided at least 1,000 hours during the previous twelve-month period, and attained twenty-one years of age. The plan provides for a Company match of 25% of employees' contributions up to 5% of the employees' salary. The Company matched $27,055 and $21,179 during the years ended December 31, 1996 and 1995, respectively.



--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS


NOTE 14 - COMMITMENTS

                  The Company leases its office and shop facility through an affiliated partnership in which a stockholder is one of the partners. Total rent paid under this lease was $134,356 and $130,269 for the years ended December 31, 1996 and 1995, respectively. This lease was amended July 1, 1992 for a term of six years with escalating rentals each year. There is an additional six-year option.

                  The Company leases its recycling facility through an affiliated partnership in which a stockholder is one of the partners. Total rent paid under this lease was $95,460 and $90,990 for the years ended December 31, 1996 and 1995, respectively. This lease began December 1, 1992 and is for a term of ten years with escalating rents each year. There is an additional five-year option.

                  On December 31, 1992, the Company signed a five-year lease purchase with a third party for 3.6 acres of land. Rental is $33,245 per year and is payable in advance by December 31 for the upcoming year. Rent may increase or decrease based upon the prime rate as of December 31, with a base rate of 6%. The term of the lease is for five years and includes the right to purchase the land on December 31, 1997 at a predetermined value. The total payments made for this lease were $36,902 for each of the years ended December 31, 1996 and 1995.

                  On December 30, 1994, the Company signed a seven-year lease purchase, with John L. Howard, for a building plus eight acres of land located in Mechanicsburg, Pennsylvania. Lease payments total $60,000 per year payable in monthly installments of $5,000. Total rent paid under this lease was $60,000 for each of the years ended December 31, 1996 and 1995.











                                  - Continued -

--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS


NOTE 14 - COMMITMENTS

                  On December 1, 1993, the Company signed a ten-year lease for the Lancaster facility with an affiliated partnership in which two stockholders are partners. Total rent paid under this lease was $117,845 and $114,960 for the years ended December 31, 1996 and 1995, respectively.

                  The total aggregate rent expense for the years ended December 31, 1996 and 1995, amounted to $444,563 and $433,121, respectively.

                  Future minimum lease payments consist of the following for each of the five years ending December 31, 2001, and thereafter:

                                                                FUTURE MINIMUM
                                                                LEASE PAYMENTS
                                                                --------------
                                                                        $

                           1997                                      454,032
                           1998                                      390,059
                           1999                                      315,645
                           2000                                      318,775
                           2001                                      625,774
                           Thereafter                                322,184
                                                                   ---------

                                                                   2,426,469
                                                                   =========


NOTE 15 - CONCENTRATION OF CASH

                  The Company has its cash deposited with one financial institution located in York, Pennsylvania. The bank balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As of December 31, 1996 and 1995, the Company's uninsured bank balances amounted to $110,498 and $155,018, respectively.



--------------------------------------------------------------------------------

YORK WASTE DISPOSAL, INC.
--------------------------------------------------------------------------------
NOTES TO FINANCIAL STATEMENTS


NOTE 16 - LETTER OF CREDIT

                  The Company has $525,784 and $250,000 letters of credit outstanding as of December 31, 1996 and 1995, respectively. The letters of credit serve as collateral for future Workmen's Compensation Insurance claims.



NOTE 17 - INCOME TAXES

                  Federal and state income taxes on net earnings are payable personally by the stockholders pursuant to elections to be a S Corporation. Accordingly, no provision is made for federal and state income taxes in the accompanying statements of earnings.



NOTE 18 - CONTINGENT LIABILITIES

                  The Company is a third party defendant in the Keystone Sanitation Landfill site. The Company has accrued $50,000 to cover any potential liability. Management and counsel considers this accrual to be a conservative estimate based on current settlement offers, however this estimate could possibly change over the course of the next year.

                  During 1996, the Company guaranteed a $5,000,000 loan of a related entity. The balance outstanding as of December 31, 1996 was $5,000,000.


--------------------------------------------------------------------------------

        UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS


     REPUBLIC INDUSTRIES, INC., AUTONATION INCORPORATED, ED MULLINAX, INC., GRUBB AUTOMOTIVE, KENDALL AUTOMOTIVE GROUP, AAA DISPOSAL SERVICE, INC.
                         AND YORK WASTE DISPOSAL, INC.

     The following Unaudited Condensed Consolidated Pro Forma Financial Statements include the consolidated financial statements of Republic Industries, Inc. and subsidiaries (the "Company") which include the results of operations of National Car Rental System, Inc. ("National"), Maroone Automotive Group ("Maroone"), Wallace Automotive Group ("Wallace") and Taormina Industries, Inc. ("Taormina") which the Company acquired in February 1997 and Carlisle Motors, Inc. ("Carlisle") which the Company acquired in January 1997. These transactions have been accounted for under the pooling of interests method of accounting and, accordingly, the Company's consolidated financial statements have been restated as if the Company, National, Maroone, Wallace, Taormina and Carlisle had operated as one entity since inception.

     The following Unaudited Condensed Consolidated Pro Forma Statements of Operations for the three months ended March 31, 1997 and for the year ended December 31, 1996 present the pro forma results of operations of the Company as if the acquisitions of AutoNation Incorporated ("AutoNation"), Ed Mullinax, Inc. and subsidiaries ("Mullinax") and Grubb Automotive ("Grubb"), which were acquired in January 1997, and Kendall Automotive Group ("Kendall"), AAA Disposal Service, Inc. ("AAA") and York Waste Disposal, Inc. ("York"), which were acquired in February 1997, had been consummated as of January 1, 1996. The pro forma statement of operations for the year ended December 31, 1996 also contains pro forma adjustments related to certain equity transactions in 1996 and 1997 which resulted in net proceeds to the Company of approximately $1.1 billion (the "Equity Transactions").

     The unaudited pro forma income per common and common equivalent share is based on the combined weighted average number of common shares and common share equivalents outstanding which include, where appropriate, the assumed exercise or conversion of warrants and options. In computing the unaudited pro forma income per common and common equivalent share, the Company utilizes the treasury stock method. Primary income per share is not presented as it does not significantly differ from fully diluted income per share.

     These Unaudited Condensed Consolidated Pro Forma Financial Statements should be read in conjunction with the respective historical consolidated or combined financial statements and notes thereto of the Company, National, Maroone, Wallace, Taormina, Carlisle, AutoNation, Mullinax, Grubb, Kendall, AAA and York. These Unaudited Condensed Consolidated Pro Forma Financial Statements were prepared utilizing the accounting policies of the respective entities as outlined in their historical financial statements except as described in the accompanying notes. The acquisitions of AutoNation, Mullinax, Grubb, Kendall and York have been accounted for under the purchase method of accounting. Accordingly, the Unaudited Condensed Consolidated Pro Forma Financial Statements reflect the Company's preliminary allocations of the purchase prices of such acquisitions which will be subject to further adjustments as the Company finalizes the allocations of the purchase prices in accordance with generally accepted accounting principles. The acquisition of AAA has been accounted for under the pooling of interests method of accounting and, accordingly, has been included in the Company's historical results of operation for the three months ended March 31, 1997. Such acquisition was not material and consequently prior period financial statements have not been restated and pro forma statements of operations for 1995 and 1994 have not been included herein. The unaudited condensed consolidated pro forma results of operations do not necessarily reflect actual results which would have occurred if the acquisitions or the Equity Transactions had taken place on the assumed dates, nor are they necessarily indicative of the results of future combined operations.

                          REPUBLIC INDUSTRIES, INC.,
                   AUTONATION INCORPORATED, GRUBB AUTOMOTIVE,
            KENDALL AUTOMOTIVE GROUP AND YORK WASTE DISPOSAL, INC.

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                      (In millions, except per share data)




                              REPUBLIC       AUTONATION(1)    GRUBB(2)    KENDALL(2)   YORK(2)    COMBINED
                             ---------       ----------      --------    ---------     -------    ---------
Revenue                     $  1,504.0        $ 14.2         $ 42.0       $ 69.6       $  6.9     $ 1,636.7
Expenses:
  Cost of operations           1,234.6          15.1           37.8         63.1          5.2       1,355.8
  Selling, general and
    administrative               229.4           8.9            3.8          5.4           .9         248.4
Other (income) expense:
  Interest and other income       (9.2)           --            (.2)         (.2)         (.1)         (9.7)
  Interest expense                 3.3           1.1             --           .3           .1           4.8
                            ----------        ------         ------       ------       ------     ---------
                               1,458.1          25.1           41.4         68.6          6.1       1,599.3
                            ----------        ------         ------       ------       ------     ---------

Income before income taxes        45.9         (10.9)            .6          1.0           .8          37.4
Provision for income taxes        17.0            --             --           --           --          17.0
                            ----------        ------         ------       ------       ------     ---------
Net income                  $     28.9        $(10.9)        $   .6       $  1.0       $   .8     $    20.4
                            ==========        ======         ======       ======       ======     =========
Fully-diluted:
  Income per share          $      .08
                            ==========
  Weighted average shares
    outstanding                  373.9          17.5            4.0          1.2          1.1         397.7
                            ==========        ======         ======       ======       ======     =========


                                           PRO FORMA
                                           ADJUSTMENTS
                                    -------------------------

                                        DR.            CR.               PRO FORMA
                                    ----------     ----------           ------------
Revenue                                                                  $  1,636.7
Expenses:
  Cost of operations                $   .9(c)                               1,356.7
  Selling, general and
    administrative                                                            248.4
Other (income) expense:
  Interest and other income            1.1(b)                                  (8.6)
  Interest expense                                 $  1.1(b)                    3.7
                                    ------         ------                ----------
                                       2.0            1.1                   1,600.2
                                    ------         ------                ----------

Income before income taxes             2.0            1.1                      36.5
Provision for income taxes                            3.5(e)                   13.5
                                    ------         ------                ----------
Net income                          $  2.0         $  4.6                $     23.0
                                    ======         ======                ==========

Fully-diluted:
  Income per share                                                       $      .06
                                                                         ==========
  Weighted average shares
    outstanding                      (19.1)(f)                                378.6
                                    ======                               ==========

---------------------

(1) Represents the pre-acquisition results of operations for the month of January 1997.

(2) Represents the pre-acquisition results of operations for the months of January and
    February 1997.

        The accompanying notes are an integral part of these statements.

                          REPUBLIC INDUSTRIES, INC.,
                  AUTONATION INCORPORATED, ED MULLINAX, INC.,
                 GRUBB AUTOMOTIVE, KENDALL AUTOMOTIVE GROUP,
            AAA DISPOSAL SERVICE, INC. AND YORK WASTE DISPOSAL, INC.

      UNAUDITED CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      (In millions, except per share data)




                              REPUBLIC      AUTONATION      MULLINAX       GRUBB        KENDALL     AAA        YORK       COMBINED
                             ---------      ----------      --------      --------    ---------    -------    -------    ----------
Revenue                     $4,764.0         $ 31.5         $659.0       $440.0       $405.8       $32.4      $39.3      $6,372.0
Expenses:
  Cost of operations         3,891.9           43.4          589.8        384.8        367.1        23.7       31.8       5,332.5
  Selling, general and
    administrative             784.2           38.6           54.5         46.9         34.3         5.1        4.6         968.2
  Restructuring and merger
    expenses                    38.3             --             --           --           --          --         --          38.3
Other (income) expense:
  Interest and other income    (36.3)            --             --         (2.0)         (.7)        (.2)       (.3)        (39.5)
  Interest expense              43.9            4.8             .9          4.3          1.3          .5         .7          56.4
                            --------         ------         ------       ------       ------       -----      -----      --------
                             4,722.0           86.8          645.2        434.0        402.0        29.1       36.8       6,355.9
                            --------         ------         ------       ------       ------       -----      -----      --------
Income before
  income taxes and
  extraordinary charge          42.0          (55.3)          13.8          6.0          3.8         3.3        2.5          16.1
Provision for income taxes      43.0             --             --           --           --          --         --          43.0
                            --------         ------         ------       ------       ------       -----      -----      --------
Income before
  extraordinary charge      $   (1.0)        $(55.3)        $ 13.8       $  6.0       $  3.8       $ 3.3      $ 2.5      $  (26.9)
                            ========         ======         ======       ======       ======       =====      =====      ========
Fully-diluted:
  Income per share before
   extraordinary charge     $     --
                            ========
  Weighted average shares
    outstanding                313.9           17.5            3.6          4.0          1.2         2.9        1.1         344.2
                            ========         ======         ======       ======       ======       =====      =====      ========


                                           PRO FORMA
                                           ADJUSTMENTS
                                    -------------------------

                                        DR.            CR.               PRO FORMA
                                    ----------     ----------           -----------
Revenue                                                                  $6,372.0
Expenses:
  Cost of operations                $ 9.1(c)       $   .9(a)              5,291.1
                                                     48.8(d)
                                                       .8(b)
  Selling, general and
    administrative                                                          968.2
  Restructuring and merger
    expenses                                                                 38.3
Other (income) expense:
  Interest and other income           5.6(b)                                (33.9)

  Interest expense                                   51.6(d)                   --
                                                      4.8(b)
                                    -----          ------                --------
                                     14.7           106.9                 6,263.7
                                    -----          ------                --------
Income before
  income taxes and
  extraordinary charge               14.7           106.9                   108.3

Provision for income taxes           25.0(e)                                 68.0
                                    -----          ------                --------
Income before
  extraordinary charge              $39.7          $106.9                $   40.3
                                    =====          ======                ========

Fully-diluted:
  Income per share
   before extraordinary charge                                           $    .11
                                                                         ========
  Weighted average shares
    outstanding                      29.9(f)                                374.1
                                    =====                                ========

        The accompanying notes are an integral part of these statements.

               REPUBLIC INDUSTRIES, INC., AUTONATION INCORPORATED,
       ED MULLINAX, INC., GRUBB AUTOMOTIVE, KENDALL AUTOMOTIVE GROUP,
            AAA DISPOSAL SERVICE, INC. AND YORK WASTE DISPOSAL, INC.

                   NOTES TO UNAUDITED CONDENSED CONSOLIDATED
                         PRO FORMA FINANCIAL STATEMENTS

(a) Represents an entry to conform the inventory accounting policies of acquired companies from LIFO to the specific identification method.
(b) Represents an entry to eliminate interest on advances from the Company to AutoNation.
(c) Represents an adjustment to record amortization, on a straight-line basis, of the intangible assets resulting from the preliminary purchase price allocations of AutoNation, Mullinax, Grubb, Kendall and York. Intangible assets resulting from these purchases are being amortized over a 40 year life which approximates the estimated useful life.
(d) Represents the assumed interest savings on the payoff of a portion of the existing indebtedness outstanding as of January 1, 1996 of the combined entity with the proceeds from the Equity Transactions which are also assumed to have occurred as of January 1, 1996.
(e) Represents the incremental change in the combined entity's provision for income taxes as a result of the pre-tax income (loss) of AutoNation, Mullinax, Grubb, Kendall, AAA and York and all pro forma adjustments as described above.
(f) Includes the weighted average effect of shares issued in the acquisitions and/or the Equity Transactions.